EXHIBIT 20

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

DATES

Collection Period	Jun-05
Determination Date	7/13/2005
Distribution / Payment Date	7/15/2005

SUMMARY

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance

Series 2005-SN1 Lease Assets (Total Pool Balance)		2,294,964,249.60	2,124,107,498.28	2,054,956,912.28
Aggregate ABS Value of the Series 2005-SN1 Lease Assets		2,000,005,298.81	1,874,467,290.19	1,819,682,715.86
COLT 2005-SN1 Secured Notes	5.370%	1,970,002,649.40	1,844,464,640.78	1,789,680,066.45

					Ending
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor

CARAT Class A-1	3.327%	440,000,000.00	314,461,991.38	259,677,417.05	0.5901759
CARAT Class A-2a	3.850%	185,000,000.00	185,000,000.00	185,000,000.00	1.0000000
CARAT Class A-2b	One-Month LIBOR + .080%	329,000,000.00	329,000,000.00	329,000,000.00	1.0000000
CARAT Class A-2c	One-Month LIBOR + .080%	104,000,000.00	104,000,000.00	104,000,000.00	1.0000000
CARAT Class A-3a	4.100%	160,000,000.00	160,000,000.00	160,000,000.00	1.0000000
CARAT Class A-3b	One-Month LIBOR + .100%	315,000,000.00	315,000,000.00	315,000,000.00	1.0000000
CARAT Class A-3c	One-Month LIBOR + .100%	36,000,000.00	36,000,000.00	36,000,000.00	1.0000000
CARAT Class A-4	One-Month LIBOR + .150%	221,000,000.00	221,000,000.00	221,000,000.00	1.0000000
CARAT Class B-1	4.830%	10,000,000.00	10,000,000.00	10,000,000.00	1.0000000
CARAT Class B-2	One-Month LIBOR + .750%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000
CARAT Class C	One-Month LIBOR + 1.250%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000

CARAT 2005-SN1		1,940,000,000.00	1,814,461,991.38	1,759,677,417.05	0.9070502
CARAT Certificates		30,002,649.40	30,002,649.41	30,002,649.41	1.0000000
COLT Overcollateralization		30,002,649.41	30,002,649.40	30,002,649.40	1.0000000

Total		2,000,005,298.81	1,874,467,290.19	1,819,682,715.86	0.9098389

LIBOR 3.22	Principal	Interest	Principal per $1000	Interest per $1000
	Payment Due	Payment Due	Face Amount	Face Amount

Class A-1	54,784,574.33	871,845.87	124.5103962	1.9814679
Class A-2a	–	593,541.67	0.0000000	3.2083333
Class A-2b	–	904,750.00	0.0000000	2.7500000
Class A-2c	–	286,000.00	0.0000000	2.7500000
Class A-3a	–	546,666.67	0.0000000	3.4166667
Class A-3b	–	871,500.00	0.0000000	2.7666667
Class A-3c	–	99,600.00	0.0000000	2.7666667
Class A-4	–	620,641.67	0.0000000	2.8083333
Class B-1	–	40,250.00	0.0000000	4.0250000
Class B-2	–	231,583.33	0.0000000	3.3083333
Class C	–	260,750.00	0.0000000	3.7250000

Total	54,784,574.33	5,327,129.20	28.2394713	2.7459429

COLT 2005-SN1 Secured Notes	54,784,574.33	8,253,979.27	27.8093912	4.1898316

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT
I. Collections

Actual Lease Payments Received	36,549,225.32
Repurchased Contracts	1,311,180.58
Sale Proceeds - Early Terminations (Defaults)	769,051.93
Pull Ahead Payments - Actual	665,188.09
Sale Proceeds - Scheduled Terminations	29,374,846.99
Excess Wear and Excess Mileage Received	159,303.93
Other Recoveries Received	177,093.00
Payment Advance for Current Period	2,676,534.07
Residual Advance for Current Period	—
Pull Ahead Payment Advance	621,350.63
Prior Period Payment Ahead Applied to Current Period	763,706.31
COLT 2005-SN1 Reserve Account Draw	—

Total Collections	73,067,480.85

II. Distributions

Total Collections	73,067,480.85
Less: Reimbursement of Payment Advance	2,272,715.86
Less: Reimbursement of Residual Advance	—
Less: Reimbursement of Pull Ahead Payment Advance	1,607,342.85
Less: Current Period Payment Ahead Received	939,055.08
Less: COLT Servicing Fee	1,562,056.08
Less: Secured Note Interest Distributable Amount	8,253,979.27
Less: Secured Note Principal Distributable Amount	54,784,574.33
Less: COLT 2005-SN1 Reserve Account Deposit	477,937.30
Less: Excess to CARAT Following a CARAT Indenture Event of Default	—
Less: COLT Additional Servicing Fee	1,562,056.08

Excess to be Released to COLT, LLC	1,607,764.00

Memo: Excess Incl. Reimbursement of Advances Released to COLT, LLC	5,487,822.71

Carryover Shortfall

Secured Note Principal Carryover Shortfall	—

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

CARAT
I. Collections

Secured Note Interest Distributable Amount	8,253,979.27
Secured Note Principal Distributable Amount	54,784,574.33
Excess from COLT Following a CARAT Indenture Event of Default	—
CARAT Reserve Account Draw	—

Total Collections	63,038,553.60

II. Distributions

Total Collections	63,038,553.60
Plus: Net Amount Due From Swap Counterparty	—
Less: CARAT Servicing Fee	15,370.54
Less: Net Amount Due to Swap Counterparty	651,787.49
Less: Noteholders’ Interest Distributable Amount	5,327,129.20
Less: Swap Termination Payment	—
Less: Noteholders’ Principal Distributable Amount	54,784,574.33
Less: CARAT Reserve Account Deposit	—
Less: Swap Termination Payment (to extent not paid above)	—
Less: Certificateholders’ Principal Distributable Amount	—

Excess to the Reserve Account (to be released to CARI)	2,259,692.03

Reconciliation of Advances and Payment Ahead Account

Beginning Balance of Payment Advance	7,027,894.82
Less: Reimbursement of Outstanding Payment Advance	2,272,715.86
Plus: Current Period Payment Advances	2,676,534.07

Ending Balance of Payment Advance	7,431,713.03

Beginning Balance of Residual Advance	—
Less: Reimbursement of Outstanding Residual Advance	—
Plus: Current Period Residual Advances	—

Ending Balance of Residual Advance	—

Beginning Balance of Pull Ahead Payment Advance	2,563,913.72
Less: Reimbursement of Outstanding Pull Ahead Payment Advance	1,607,342.85
Plus: Current Period Pull Ahead Payment Advances	621,350.63

Ending Balance of Pull Ahead Payment Advance	1,577,921.50

Beginning Balance of Payment Ahead Account	2,111,115.42
Less: Prior Period Payment Ahead Applied to Current Period	763,706.31
Plus: Current Period Payment Ahead Received	939,055.08

Ending Balance of Payment Ahead Account	2,286,464.19

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT 2005-SN1 RESERVE ACCOUNT

Initial Reserve Account Balance	125,000,331.18
Reserve Account Required Amount	153,647,991.29
Beginning Reserve Account Balance	153,170,053.99
Plus: Excess Available	477,937.30
Less: Reserve Account Draw Amount to Noteholders	—
Less: Reserve Account Draw Amount to Certificateholders	—
Less: Excess Reserve Account Funds to COLT, LLC	0.00

Ending COLT 2005-SN1 Reserve Account Balance	153,647,991.29

DELINQUENCIES

	# of Contracts	Amount
31-60 Days Delinquent	1,869	32,604,813.37
61-90 Days Delinquent	279	5,005,298.58
Over 90 Days Delinquent	101	1,921,740.49

Total	2,249	39,531,852.44

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

NET LOSSES ON EARLY TERM DEFAULTS

Aggregate ABS Value of Early Term Defaults	920,534.93
Less: Aggregate Sales Proceeds	769,051.93
Less: Excess Wear and Excess Mileage Received	1.08
Less: Other Recoveries	—

Current Period Net Losses on Early Term Defaults	151,481.92

Beginning Cumulative Net Losses on Early Term Defaults	121,240.41
Current Period Net Losses	151,481.92

Ending Cumulative Net Losses on Early Term Defaults	272,722.33

NET LOSSES/(GAINS) ON RETURNED VEHICLES SOLD BY GMAC

Aggregate ABS Value of Returned Vehicles Sold by GMAC	27,862,958.47
Add: Reimbursement of Outstanding Residual Advance	—
Less: Aggregate Sales Proceeds	29,374,846.99
Less: Pull Ahead Payments	665,188.09
Less: Excess Wear and Excess Mileage Received	159,302.85
Less: Other Recoveries	177,093.00

Current Period Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(2,513,472.46)

Beginning Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(5,551,755.60)
Current Period Net Losses/(Gains)	(2,513,472.46)

Ending Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(8,065,228.06)

POOL STATISTICS
	Initial	Current
Number of Contracts	99,081	94,320
Discount Rate	8.500%	8.500%
Weighted Average Coupon	4.451%	4.451%
Weighted Average Original Term	39.16	39.25
Weighted Average Remaining Term	26.93	23.52

Number of Units Terminated during the Month Scheduled Terminated
Scheduled Terminated		1,341
Pull Ahead		473
Early Terminations Not Pull Ahead Not Default		59
Early Terminations Default		52

		1,925

Note: In June there were 482 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

Prepayment Rate

Month	Prepayment Rate
1	0.41
2	0.56
3	1.47
4	1.44